Exhibit 99.1

Genius Brands international Announces $2 MIllion Registered Direct Offering

BEVERLY HILLS, CA– February 15, 2019 Genius Brands International, Inc. (Nasdaq: GNUS) announced today that it has entered into a securities purchase agreement with a single existing institutional investor providing for the purchase and sale of an aggregate of 945,894 shares of its common stock and 1-year warrants to purchase an aggregate of 945,894 shares of common stock at a purchase price of $2.12 per share of common stock and accompanying warrant in a registered direct offering, resulting in total expected gross proceeds of approximately $2 million. The Company also agreed to issue unregistered warrants to the investor in a concurrent private placement to purchase an equivalent number of shares of common stock at an exercise price of $2.21 per share. The unregistered warrants will be exercisable commencing six months and one day from the date of issuance and will expire five years from the date it becomes exercisable. The Company has agreed to register the resale of the common shares underlying the unregistered warrants on a Form S-1 registration statement. If all of the warrants are exercised for cash in full, the Company would receive gross proceeds of approximately an additional $4.1 million.

The offering is expected to close on or about February 15, 2019, subject to customary closing conditions. The net proceeds of the financing will be used for general corporate purposes, including working capital for the potential production of a second season of Rainbow Rangers.

Chardan acted as the sole placement agent for this transaction.

The shares of common stock and one-year warrants described above are being offered by the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-214805). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Chardan Capital Markets, LLC, 150 East 58th Street, 28th Floor, New York, NY 10155, at (646) 465-9028, or the Securities and Exchange Commission's website at http://www.sec.gov.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International, Inc. (Nasdaq: GNUS) is a publicly traded global brand management company that creates and licenses positive value multimedia content for children.

Forward-Looking Statements:

Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under the heading "Risk Factors," and other filings with the Securities and Exchange Commission (the "SEC"), not limited to risk factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

Michelle Orsi

Three.Sixty Marketing & Communications

(310) 418-6430

michelle@360-comm.com

INVESTOR RELATIONS CONTACT:

Michael Porter

PLR Investor Relations

212.564.4700 | mike@plrinvest.com